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                                                                     Exhibit 3.1



                      FORM OF FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                      OF
                           WRIGHT MEDICAL GROUP, INC.

                                * * * * * * * *

      WRIGHT MEDICAL GROUP, INC., a Delaware corporation, hereby certifies as follows:

      The Certificate of Incorporation of WRIGHT MEDICAL GROUP, INC. (the "Corporation") was filed in the office of the Secretary of State of the State of Delaware on November 23, 1999, and the Amended and Restated Certificate of Incorporation and Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Certificate of Incorporation were originally filed in the office of the Secretary of State of the State of Delaware on December 7, 1999, August 9, 2000, and May 4, 2001, respectively, and the Certificate of Incorporation is hereby amended and restated pursuant to Section 242 and Section 245 of the Delaware General Corporation Law and all amendments to the Certificate of Incorporation reflected herein have been duly proposed by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of such Sections.

      This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation currently on file with the Secretary of State of the State of Delaware. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as herein set forth:

                                   ARTICLE I.

      The name of the corporation is:

      Wright Medical Group, Inc. (the "Corporation").

                                  ARTICLE II.

      The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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                                  ARTICLE IV.

      The total authorized capital stock of the Corporation shall be 105,000,000 shares consisting of (i) Seventy Million (70,000,000) shares of Voting Common Stock, $.01 par value per share ("Voting Common Stock"); (ii) Thirty Million (30,000,000) shares of Non-Voting Common Stock, $.01 par value per share ("Non-Voting Common Stock," and together with the Voting Common Stock, "Common Stock"); and (iii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

      (a)   COMMON STOCK.

            (i) RANKING. Except with respect to voting rights and the conversion rights of the Non-Voting Common Stock, the Voting Common Stock and the Non-Voting Common Stock shall in all respects have the same powers, rights and qualifications (including, relative, participating, optional and other special rights, dividend rights and rights on liquidation, dissolution or winding up) and shall rank pari passu with each other.

            (ii) DIVIDENDS. Subject to the preferences and other rights of the Preferred Stock, if any, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Holders of shares of Voting Common Stock and Non-Voting Common Stock shall be entitled to share equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Voting Common Stock or Non-Voting Common Stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of Voting Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock shall be payable to the holders of that class of stock.

            (iii) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of the Corporation's Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock irrespective of class.

            (iv) VOTING.

                 (A) VOTING COMMON STOCK. Except as otherwise provided herein or by law, each holder of Voting Common Stock shall be entitled to one vote in respect of each share of Voting Common Stock held of record on all matters submitted to a vote of stockholders.

                 (B) NON-VOTING COMMON STOCK.

                     (1) Except as required by law or by paragraph
                 (a)(iv)(B)(3) below, the holders of Non-Voting Common Stock


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                 shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

                     (2) Notwithstanding paragraph (a)(iv)(B)(1) above, the
                 holders of the Non-Voting Common Stock shall be entitled to the same notice of meetings of stockholders as the holders of the Voting Common Stock.

                     (3) The Corporation shall not (y) amend, alter or repeal
                 paragraphs (a)(ii) or (a)(iii) if such amendment, alteration or repeal would cause the Voting Common Stock to obtain a liquidation preference or right or a dividend preference or right more favorable than that of the Non-Voting Common Stock or (z) amend, alter or repeal paragraphs (a)(i) or (a)(v), in either case without the approval of the holders of at least a majority of the then outstanding aggregate number of shares of Non-Voting Common Stock (with each share of Non-Voting Common Stock entitled to one vote), given in writing or by vote at a meeting, with the Non-Voting Common Stock consenting or voting (as the case may be) together as a single class.

            (v)  CONVERSION OF NON-VOTING COMMON STOCK.

                    (A) Each holder of Non-Voting Common Stock shall, at
                 such holder's option, be entitled to convert into an equal number of fully paid and nonassessable shares of Voting Common Stock any or all of the shares of such holder's Non-Voting Common Stock; provided that (i) a Conversion Event (as defined in paragraph (a)(v)(B) below) shall have occurred (or is expected to occur as described in paragraph (a)(v)(C) below), in which case such holder shall be entitled to convert any or all of the shares of such holder being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event or (ii) the holder thereof delivers to the Corporation, together with the notice of election and the applicable stock certificates, a certificate of such holder to the effect that (x) such holder is a person other than Warburg, Pincus Equity Partners, L.P. ("WPEP") or any affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule) of WPEP, or (y) if such holder is WPEP, upon such conversion and giving effect thereto, such holder and all affiliates of such holder will collectively own beneficially of record no more than fifty percent (50%) of the then outstanding shares of Voting Common Stock (it being understood that the provisions of this clause (y) shall apply in the case of a contemporaneous conversion and distribution by WPEP to its partners where the shares so converted are registered in the names of such partners). The Corporation or its transfer agent shall rely on any such certificate as accurately setting forth the facts therein



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                  stated, unless the Corporation has actual knowledge of the falseness of any such statements of fact.

                     (B) For purposes of this paragraph (a)(v), a "Conversion
                  Event" shall mean (w) any sale in connection with any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities and Exchange Commission thereunder or any similar rule then in force), (x) any sale (including by way of merger, consolidation or other similar transaction) of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons, in the aggregate, would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Board of Directors or a committee thereof), (y) any sale (including by way of merger, consolidation or other similar transaction) of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any shares of Non-Voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess, in the aggregate, the ordinary voting power to elect a majority of the Corporation's directors, and (z) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation. For purposes of this paragraph 3(e)(ii), a "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

                     (C) Each holder of Non-Voting Common Stock shall be
                  entitled to convert shares of Non-Voting Common Stock which are to be distributed, disposed of or sold in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated. The Corporation will not retire the shares of Non-Voting Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.



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                     (D) In order to exercise the conversion privilege in
                  this paragraph (a)(v), a holder of Non-Voting Common Stock shall surrender to the Corporation at its principal offices, or to any transfer agent for the Corporation, (x) a certificate or certificates for Non-Voting Common Stock to be converted together with (y) a certificate of such holder stating such holder's reasonable belief that such holder is entitled to convert pursuant to the terms hereof (which certificate shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner) (a "Conversion Eligibility Certificate") and (z) a written notice to the Corporation that such holder has elected to convert such shares, or, if less than all shares represented by such certificate are to be converted, the portion of the shares represented thereby to be converted. Such notice shall also state the name or names (with addresses) in which the certificates for shares of Voting Common Stock issuable upon such conversion shall be issued, subject to any restrictions on transfer relating to shares of Non-Voting Common Stock or shares of Voting Common Stock issuable upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. Non-Voting Common Stock shall be deemed converted for all purposes including without limitation the taking of a record date for a meeting of the stockholders of the Corporation, upon receipt by the Corporation or its transfer agent of such certificates evidencing such shares accompanied by a Conversion Eligibility Certificate and such notice of election to convert.

                     (E) If any certificate evidencing Non-Voting Common
                  Stock surrendered to the Corporation for conversion evidences shares of Non-Voting Common Stock in addition to the shares of Non-Voting Common Stock being so converted, then following such conversion, the Corporation shall cause to be executed and delivered to the holder thereof, at the expense of the Corporation, a new certificate evidencing the balance of the Non-Voting Common Stock that was not so converted.

                     (F) The Corporation shall at all times reserve and keep
                  available out of its authorized but unissued Voting Common Stock the full number of shares of such stock into which all authorized shares of Non-Voting Common Stock are convertible solely for the purpose of effecting the conversion of the shares of Non-Voting Common Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then authorized shares of Non-Voting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock, to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite



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                  stockholder approval of any necessary amendment to this
                  Certificate of Incorporation.

                  (vi) RECLASSIFICATIONS. The Corporation shall not effect any stock split or division, reverse stock split, stock dividend, reclassification, reorganization, combination, recapitalization or consolidation of either class of Common Stock, unless the Corporation shall also contemporaneously effect a stock split or division, reverse stock split, stock dividend, reclassification, reorganization, combination or consolidation on the same terms with respect to the other class of Common Stock; PROVIDED, that in any such transaction, only holders of Voting Common Stock shall receive shares of Voting Common Stock and only holders of Non-Voting Common Stock shall receive shares of Non-Voting Common Stock.

      (b) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock or as otherwise provided herein, the shares of Voting Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Voting Common Stock shall be entitled to one vote for each share held.

                                   ARTICLE V.

      In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by at least two-thirds (2/3) of the stockholders or by a majority of the entire Board of Directors.

                                  ARTICLE VI.

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any



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creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VII.

      Elections of directors need not be by written ballot.

                                 ARTICLE VIII.

      (a) The Corporation shall indemnify to the fullest extent authorized or permitted under and in accordance with the laws of the State of Delaware (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.



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      (c) This indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

      (d) Neither the amendment nor repeal of paragraph (a), (b) or (c) of this
Article VIII, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation inconsistent with paragraph (a), (b) or
(c) of this Article VIII, shall eliminate or reduce the effect of paragraphs
(a), (b) and (c) of this Article VIII, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to paragraph (a), (b) or (c) of this Article VIII, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

      (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he or she:

           (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders;

           (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

           (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

           (iv) shall have derived an improper personal benefit.

      If the General Corporation Law of the State of Delaware is amended after the date of this Fourth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE IX.

      The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than nine (9), which number shall be determined from time to time by the Board of Directors. Directors shall hold office until expiration of the terms for which they were elected and qualified; provided, however, that a director may be removed from office as a director at any time by the stockholders, but only for cause,



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and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, may choose a successor, who, unless removed for cause as set forth above, shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified. This Article IX may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than two-thirds of the outstanding voting power entitled to vote.

                                   ARTICLE X.

      The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be
signed by its President and Chief Executive Officer this __ day of[           ].

                        WRIGHT MEDICAL GROUP, INC.


                        By:
                           ------------------------------------------
                           Name:  F. Barry Bays
                           Title: Chief Executive Officer and President





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